Exhibit 2.1

                                 AMENDMENT NO. 1
                                       TO
                            CLAIM PURCHASE AGREEMENT

     THIS AMENDMENT NO. 1 to Claim Purchase Agreement (this "Amendment") is effective as of the 31st day of December, 2006, by and among Darling International Inc. (f/k/a Darling Delaware Company, Inc.), a Delaware corporation ("Seller"), and Trust Company of the West, a California trust company, not in its individual capacity but only as trustee of the trust established pursuant to an Individual Trust Agreement, dated as of January 31, 1987, as amended, between The Boilermaker-Blacksmith National Pension Trust and itself ("Purchaser").

                                    RECITALS

     WHEREAS, the Seller and Purchaser have previously entered into that certain Claim Purchase Agreement, dated as of October 12, 2006 (the "Agreement");

     WHEREAS, pursuant to Section 11.4 of the Agreement, such Agreement may be amended by a written instrument making specific reference to the Agreement signed by Seller and Purchaser; and

     WHEREAS, the Seller and Purchaser wish to amend the Agreement.

     In consideration of the foregoing premises and the mutual promises and covenants contained in this Amendment, and for their mutual reliance, the parties hereto agree as follows:

          SECTION 1. Amendment to the Agreement. Section 9.1(e) of the Agreement is hereby amended and restated in its entirety as follows:

                    "by Purchaser or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before March 31, 2007."

          SECTION 2. No Implied Amendments. Except as herein provided, the Agreement shall remain in full force and effect and is ratified in all respects. On and after the effectiveness of this Amendment, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Agreement shall mean and be a reference to the Agreement, as amended by this Amendment.

          SECTION 3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding on all of the parties hereto. The parties agree that facsimile copies of signatures shall be deemed originals for all purposes hereof and that a party may produce such

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copies, without the need to produce original signatures, to prove the existence of this Amendment in any proceeding brought hereunder.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]











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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.



                                           SELLER:

                                           DARLING INTERNATIONAL INC.


                                           By: /s/ John O. Muse
                                               ---------------------------------
                                               Name: John O. Muse
                                               Title: Executive Vice President,
                                                      Finance & Administration



                                           PURCHASER:

                                           TRUST COMPANY OF THE WEST, not in
                                           its individual capacity but only as
                                           Trustee of the Trust established
                                           pursuant to an Individual Trust
                                           Agreement dated as of January 31,
                                           1987, as amended, between the
                                           Boilermaker-Blacksmith Pension Trust
                                           and itself

                                           By: /s/ Brian J. Daly
                                               ---------------------------------
                                               Name: Brian J. Daly
                                               Title: Managing Director


                                           By: /s/ Brian O'Connor
                                               ---------------------------------
                                               Name: Brian O'Connor
                                               Title: Vice President












          SIGNATURE PAGE TO AMENDMENT NO.1 TO CLAIM PURCHASE AGREEMENT